Exhibit 23.1
STREAMLINE HEALTH SOLUTIONS, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Streamline Health Solutions, Inc.
Cincinnati, Ohio
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-166843) and on Form S-8 (Nos. 333-28055, 333-18625, 333-20765, 333-125393) of Streamline Health Solutions, Inc. of our report dated April 13, 2011, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.
/s/ BDO USA, LLP
Chicago, Illinois
April 13, 2011